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                                                                       EXHIBIT 1

                                   AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of NetSolve, Incorporated.

     Executed as a sealed instrument this 14 day of February, 2000.

SOUTHWEST ENTERPRISE ASSOCIATES, LIMITED PARTNERSHIP

By: /s/ C. V. Prothro
   ----------------------------
   C. V. Prothro
   General Partner


    /s/ C. V. Prothro
----------------------------
  C. V. Prothro

NEA PARTNERS SOUTHWEST, LIMITED PARTNERSHIP


By: /s/ Charles W. Newhall, III
   ------------------------------------
   Charles W. Newhall, III
   General Partner